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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this pre-effective Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-4/A of New RC, Inc. of our report dated March 14, 2001 relating to the balance sheet of New RC, Inc., which appears in such Registration Statement.

We also consent to the incorporation by reference in the Registration Statement of our report dated January 19, 2001 relating to the Potomac Electric Power Company ("Pepco") financial statements and financial statement schedule, which appears in Pepco's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Washington, DC
April 27, 2001